Exhibit 4.20.2

Execution Version

AMENDMENT NO. 1 TO

CONVERSION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO CONVERSION RIGHTS AGREEMENT (this “Amendment”) is entered into as of April 30, 2026, by and among Trinity Biotech PLC, a public limited company organized and existing under the laws of Ireland (“Parent” or the “Company”), TRIB Biosensors Inc., a Delaware corporation (“TRIB B” and together with Parent, the “Trinity Parties” and each a “Trinity Party”), and Perceptive Credit Holdings II, L.P. (together with its successors and assigns, the “Holder”).  The Trinity Parties and the Holder are sometimes referred to herein, collectively, as the “Parties” and each as a “Party.” Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Conversion Rights Agreement, dated as of December 22, 2025, by and among the Parties (the “Agreement”).

RECITALS:

The Parties desire to amend the Agreement solely to provide that “Conversion Price” shall be as defined in the Note, as the Note is amended from time to time.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.                    Amendment. Section 2(b) of the Agreement is hereby amended by adding the following sentence immediately after the sentence defining “Conversion Amount”:

“For purposes of this Agreement, the term ‘Conversion Price’ shall mean the ‘Conversion Price’ as defined in the Note, as the Note is amended, restated or otherwise modified from time to time in accordance with its terms.”

2.                    Effect of Amendment.  Except as expressly amended by this Amendment, the Agreement remains in full force and effect.

3.                    Incorporation by Reference.  Section 13 of the Agreement is incorporated herein by reference, with the same force and effect as if fully set forth herein.

4.                    Counterparts; Electronic Delivery.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the Parties may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF or DocuSign format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of Page Intentionally Left Blank, Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

TRINITY PARTIES:

TRIB BIOSENSORS INC.

By: _/s/ John Gillard_____________________
Name: John Gillard
Title: Treasurer

TRINITY BIOTECH PLC

By: _/s/ John Gillard______________________
Name: John Gillard
Title: Chief Executive Officer

HOLDER:

PERCEPTIVE CREDIT HOLDINGS II, L.P.

By: Perceptive Credit Opportunities GP, LLC,

its general partner

By: _/s/ Sandeep Dixit ___
Name: Sandeep Dixit
Title: Chief Credit Officer

By:  /s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager